UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 7, 2003

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Radnor Corporate Center, Suite 200,
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 687-8900

Not Applicable

(Former Name, Former Address, and Former Fiscal Year, If Changed Since Last Report)

Item 5. Other Events.

On January 8, 2003, Registrant issued the following press release:

Penn Virginia Corporation

One Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact: Frank A. Pici, Executive Vice President and Chief Financial Officer

(610) 687-8900 Fax (610) 687-3688 E-Mail: invest@pennvirginia.com

PENN VIRGINIA CORPORATION ANNOUNCES NEW DIRECTOR

RADNOR, Pa., January 8, 2003 - Penn Virginia Corporation (NYSE: PVA) announced today that Gary K. Wright was elected to the Company's Board of Directors.

Mr. Wright has 35 years of experience in the energy industry. He has been an independent consultant since 2001. For the preceding 28 years Mr. Wright worked in banking for the Chase Manhattan Bank and its Houston predecessors including Chemical Bank and Texas Commerce Bank. While in banking he held a variety of senior positions in which he dealt with major oil companies and independent producers. Mr. Wright began his career as a petroleum engineer with Chevron Oil Company and holds degrees in both petroleum engineering and law.

Penn Virginia President and Chief Executive Officer, A. James Dearlove said, "Penn Virginia has further strengthened its Board of Directors by adding an individual of Gary's knowledge and experience in oil and gas as well as finance. We look forward to working with him in continuing to build the Company. "

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PVA is an energy company engaged in the exploration, acquisition, development and production of crude oil and natural gas. Through its ownership in Penn Virginia Resource Partners, L.P. (NYSE:PVR), PVA is also in the business of managing coal and timber properties. PVA is headquartered in Radnor, PA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2003	PENN VIRGINIA CORPORATION

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President